AIM is proxying shareholders for every AIM Fund, and the shareholder meeting is scheduled for Friday, February 29th at 3:00 p.m. Every vote counts and will help us reach quorum! If you own AIM Funds and have not yet voted your shares, we encourage you to do so. Voting is easy and only takes a few minutes. You can vote by going to www.aiminvestments.com then clicking on the Proxy Voting link and following the instructions, completing and mailing the proxy card that was mailed to you as a shareholder of record, or you can call 1-866-438-4810 to vote with a customer service representative.